UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2018

Magellan Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-16335	73-1599053
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center

Tulsa, Oklahoma 74172

(Address of principal executive office) (Zip Code)

(918) 574-7000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2018, Magellan OLP, L.P. (“Magellan OLP”), a wholly-owned subsidiary of Magellan Midstream Partners, L.P. (the “Partnership”), entered into a Membership Interest Purchase Agreement (the “Agreement”) with Plains Pipeline, L.P. (“Plains” and together with Magellan OLP, the “Sellers”), and Mapleleaf Midstream, LLC (“Mapleleaf”), a subsidiary of OMERS, the defined benefit pension plan for municipal employees in Ontario, Canada, along with OMERS Infrastructure Management Inc., the infrastructure investment manager of OMERS. Pursuant to the Agreement, Magellan OLP has agreed to sell a 20% ownership interest in BridgeTex Pipeline Company, LLC (“BridgeTex”), and Plains has agreed to sell a 30% ownership interest in BridgeTex, to Mapleleaf, in exchange for aggregate cash consideration of $1.4375 billion, subject to certain working capital adjustments, of which Magellan OLP will receive $575,000,000 (the “Transaction”). The proceeds from the Transaction will be used to repay borrowings outstanding under the Partnership’s commercial paper program or for general partnership purposes, which may include capital expenditures.

The Transaction is expected to close in the fourth quarter of 2018, subject to certain customary conditions to closing set forth in the Agreement, including, among others, the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Agreement contains customary representations, warranties and covenants of the parties, including several, not joint, representations and warranties by the Sellers relating to themselves and BridgeTex. The Sellers have agreed, severally and not jointly, to indemnify Mapleleaf for certain losses resulting from breaches of their representations, warranties and covenants contained in the Agreement, subject to certain limitations and survival periods. The Agreement also contains certain termination rights of the parties, including if the Transaction has not closed before December 15, 2018. Following the consummation of the Transaction, Magellan OLP, Plains and Mapleleaf will own 30%, 20% and 50%, respectively, of the outstanding ownership interests in BridgeTex.

A copy of the Agreement is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Agreement is only a summary and does not purport to be complete, and is qualified in its entirety by reference to the Agreement.

Item 7.01 Regulation FD Disclosure.

On August 21, 2018, the Partnership issued a press release announcing Magellan OLP’s entry into the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Membership Interest Purchase Agreement, dated August 20, 2018, by and among Plains Pipeline, L.P., Magellan OLP, L.P. and Mapleleaf Midstream, LLC.*

99.1	The Partnership’s press release dated August 21, 2018.

*

Certain schedules and exhibits have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	Magellan GP, LLC, its general partner

Dated: August 24, 2018	By:	/s/ Suzanne H. Costin
		Name:	Suzanne H. Costin
		Title:	Secretary